Exhibit 99.1
RAILAMERICA REPORTS THIRD QUARTER 2005 RESULTS
BOCA RATON, Fla. — October 31 — RailAmerica, Inc. (NYSE: RRA) today reported third quarter 2005 earnings from continuing operations of $7.7 million, or $0.20 per diluted share, compared to a loss of $30.6 million in the 2004 comparable quarter. The 2005 results include a $2.3 million charge ($1.6 million after-tax, or $0.04 per share) for expenses incurred as a result of the previously announced tank car incident in Cincinnati, Ohio. The 2004 results include $12.6 million, ($8.7 million net-of-tax, or $0.25 per share) for the write-down of the Company’s investment in the E&N Railway, and a $39.5 million charge, ($26.9 million net-of-tax, or $0.78 per share) for debt refinancing.
Consolidated revenue from continuing operations for the third quarter of 2005 increased $12.5 million, or 12.5%, to $112.5 million, from $100.0 million in the third quarter of 2004. On a “same railroad” basis, revenue for the third quarter of 2005 increased $10.2 million, or 10.2%, from the third quarter of 2004. “Same railroad” amounts exclude revenue associated with acquired railroads until twelve months after the date of acquisition. Consolidated operating income for the third quarter of 2005 was $13.3 million, compared to $16.0 million in 2004. The operating ratio for the third quarter of 2005 was 88.2% compared to 84.0% in the 2004 quarter. The 2004 operating income and operating ratio are adjusted to exclude the $12.6 million charge for the write-down of the company’s investment in the E&N Railway.
The Company’s average fuel price increased to $1.84 per gallon in the third quarter of 2005 compared to $1.40 per gallon in the third quarter of 2004. Net of fuel surcharges, fuel expense increased $1.1 million in the third quarter of 2005. Excluding the costs associated with the tank car incident and fuel increases, the Company’s operating ratio in the third quarter of 2005 would have been 85.2%. Additionally, in August, the Company incurred $0.6 million in other expense related to the repurchase of the remaining $4.3 million balance of senior subordinated notes. All of the senior subordinated notes have now been redeemed.
For the nine months ended September 30, 2005, the Company reported earnings from continuing operations of $22.9 million, or $0.61 per diluted share, compared to a loss of $25.9 million for the comparable period in 2004. The 2005 results include a $0.01 per share charge from the sale of the LaHarpe — Hollis line of the Toledo, Peoria & Western Railway (TPW), the $0.04 per share charge for the tank car incident in Cincinnati, and a $0.01 per share benefit from a change in the State of Ohio’s tax laws. The 2004 results include $12.6 million, ($8.7 million net-of-tax, or $0.25 per share) for the write down of the E&N Railway, a $39.5 million charge, ($26.9 million net-of-tax, or $0.78 per share) for debt refinancing, and a $6.7 million, ($5.6 million net-of-tax, or $0.16 per share) charge for the former CEO’s retirement.
Consolidated revenue from continuing operations for the nine months ended September 30, 2005 increased $41.3 million, or 14.2%, to $333.4 million, from $292.1 million in 2004. On a “same railroad” basis, revenue for the nine months ended September 30, 2005 increased $28.6 million, or 9.8%, from the nine months ended September 30, 2004. Consolidated operating income for the nine months ended September 30, 2005 was $39.9 million, compared to $29.9 million for the nine months ended September

30, 2004. The effective tax rate is 9% for the nine month period ended September 30, 2005 due to lower than previously projected pre-tax earnings.
Charles Swinburn, RailAmerica’s Chief Executive Officer, said, “While we are pleased by our revenue growth in the third quarter, the tank car incident in Cincinnati, higher than forecasted fuel prices, Class I congestion and continued losses in our Ohio operation contributed to higher than expected expenses. We are very pleased with our safety improvement efforts, notwithstanding the costs associated with the tank car incident which we view as an isolated event. Excluding the tank car incident, casualty and insurance expenses were in line with our expectations.”
Swinburn continued, “On September 30, 2005, we completed our acquisition of four short line railroads from Alcoa, Inc. We have seamlessly transferred the businesses from Alcoa to RailAmerica, and they are performing as expected. This acquisition demonstrates our commitment to grow through acquisitions in addition to organic growth where our acquisition criteria are met.”
Michael Howe, RailAmerica’s Executive Vice President and Chief Financial Officer said, “We expect that our fourth quarter earnings from continuing operations will be in the range of $0.23 per share, plus or minus two cents per share, taking into account anticipated record fuel prices and higher operating costs at our Ohio operation. We financed the acquisition of the four Alcoa railroads with a $75 million increase in our Senior Credit Facility at a rate of LIBOR plus a margin rate, currently 2.25%. As of September 30, 2005 following the completion of the Alcoa acquisition, our net debt-to-capital ratio was 50%, which is well within our desired range of 45 to 55 percent.”
RailAmerica, Inc. (NYSE: RRA) is a leading short line and regional rail service provider with 47 railroads operating approximately 8,900 miles in the United States and Canada. The Company is a member of the Russell 2000® Index. Its website may be found at www.railamerica.com.
DISCLAIMER REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements regarding future events that involve risks and uncertainties that could cause actual results to differ materially. Forward-looking statements speak only as of the date the statement was made. The Company assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Company does update any forward-looking statement, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements. We refer you to the documents that RailAmerica files from time to time with the Securities and Exchange Commission, such as the Form 10-K, Form 10-Q and Form 8-K, which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in this press release.

RAILAMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
For the three months and nine months ended September 30, 2005 and 2004
(in thousands, except earnings per share)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2005	2004	2005	2004

Operating revenue	$112,528	$99,968	$333,401	$292,060

Operating expenses:
Transportation	71,466	57,648	206,261	161,707
Selling, general and administrative	21,106	19,307	65,462	68,623
Net loss (gain) on sale of assets	(995)	(507)	(787)	(1,806)
Impairment of E&N Railway	—	12,569	—	12,569
Depreciation and amortization	7,696	7,515	22,536	21,042

Total operating expenses	99,273	96,532	293,472	262,135

Operating income	13,255	3,436	39,929	29,925
Interest and other expense	(4,921)	(7,999)	(14,117)	(24,452)
Financing costs	(619)	(39,549)	(619)	(39,549)

Income (loss) from continuing operations before income taxes	7,715	(44,112)	25,193	(34,076)
Provision for income taxes	41	(13,543)	2,264	(8,208)

Income (loss) from continuing operations	7,674	(30,569)	22,929	(25,868)
Gain (loss) from sale of discontinued operations, net of income taxes	—	2,272	239	(1,679)
Income (loss) from discontinued operations, net of income taxes	—	(4,842)	—	(2,706)

Net income (loss)	$7,674	$(33,139)	$23,168	$(30,253)

Basic earnings (loss) per common share:
Continuing operations	$0.20	$(0.84)	$0.61	$(0.74)
Discontinued operations	—	(0.07)	—	(0.14)

Net income (loss)	$0.20	$(0.91)	$0.61	$(0.88)

Diluted earnings (loss) per common share:
Continuing operations	$0.20	$(0.84)	$0.60	$(0.74)
Discontinued operations	—	(0.07)	—	(0.07)

Net income (loss)	$0.20	$(0.91)	$0.60	$(0.88)

Weighted average common shares outstanding:
Basic	37,901	36,328	37,679	34,342
Diluted	38,526	36,328	38,353	34,342

RAILAMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
September 30, 2005 and December 31, 2004
(in thousands, except share data)
(unaudited)

	September 30,	December 31,
	2005	2004

Assets
Current assets:
Cash and cash equivalents	$13,728	$24,331
Accounts and notes receivable, net	78,893	63,414
Other current assets	15,127	14,935

Total current assets	107,748	102,680
Property, plant and equipment, net	912,124	875,883
Other assets	111,935	37,580

Total assets	$1,131,807	$1,016,143

Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$5,153	$6,097
Accounts payable	61,022	61,276
Accrued expenses	45,082	41,950

Total current liabilities	111,257	109,323
Long-term debt, less current maturities	431,388	357,253
Subordinated debt	—	4,028
Deferred income taxes	149,973	149,306
Other liabilities	15,879	15,307

Total liabilities	708,497	635,217

Commitments and contingencies
Stockholders’ equity:
Common stock	38	37
Additional paid-in capital and other	328,359	319,417
Retained earnings	59,974	36,806
Accumulated other comprehensive income	34,939	24,666

Total stockholders’ equity	423,310	380,926

Total liabilities and stockholders’ equity	$1,131,807	$1,016,143

RAILAMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the nine months ended September 30, 2005 and 2004
(in thousands)
(unaudited)

	Nine months ended
	September 30,
	2005	2004

Cash flows from operating activities:
Net income	$23,168	$(30,253)
Adjustments to reconcile net income to net cash provided (used in) by operating activities:
Depreciation and amortization, including amortization of deferred loan costs	23,394	34,585
Net gain on sale or disposal of properties	(1,028)	(23,143)
Impairment of assets	—	16,595
Refinancing costs	619	39,549
Initial lease payment to CSX	—	(10,000)
Non-cash CEO retirement costs	—	3,600
Deferred income taxes and other	(1,011)	12,703
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Accounts receivable	(8,335)	(16,595)
Other current assets	963	(2,053)
Accounts payable	(10,675)	(2,686)
Accrued expenses	1,811	(5,170)
Other assets and liabilities	396	2,514

Net cash provided by operating activities	29,302	19,646

Cash flows from investing activities:
Purchase of property, plant and equipment	(45,350)	(56,676)
Proceeds from sale of assets, net of cash on-hand	7,769	207,075
Acquisitions, net of cash acquired	(77,830)	(24,645)
Deferred transaction costs and other	(143)	(2,975)

Net cash provided by (used in) investing activities	(115,554)	122,779

Cash flows from financing activities:
Proceeds from issuance of long-term debt	90,700	483,952
Principal payments on long-term debt	(17,506)	(506,002)
Repurchase of senior subordinated notes	(4,540)	(144,905)
Proceeds from exercise of stock options and warrants	7,199	24,603
Deferred financing costs	(492)	(2,976)

Net cash provided by (used in) financing activities	75,361	(145,328)

Effect of exchange rates on cash	288	(105)

Net increase (decrease) in cash	(10,603)	(3,008)
Cash, beginning of period	24,331	13,714

Cash, end of period	$13,728	$10,706

RAILAMERICA, INC. AND SUBSIDIARIES
Selected Financial Information
(amounts in thousands)
(unaudited)

	Three Months September 30,
	2005	% of Rev.	2004	% of Rev.
Functional Classification

Operating revenue	$112,528	100.0%	$99,968	100.0%

Operating expenses:
Maintenance of way	14,691	13.1%	13,984	14.0%
Maintenance of equipment	4,148	3.7%	3,425	3.4%
Transportation	39,631	35.2%	29,596	29.6%
Equipment rental	12,996	11.5%	10,643	10.7%
SG&A	21,106	18.8%	19,307	19.3%
Net gain on sale of assets	(995)	-0.9%	(507)	-0.5%
Impairment of E&N Railway	0	0%	12,569	12.6%
Depreciation and amortization	7,696	6.8%	7,515	7.5%

Total operating expenses	99,273	88.2%	96,532	96.6%

Operating income	$13,255	11.8%	$3,436	3.4%

Natural Classification

Operating revenue	$112,528	100.0%	$99,968	100.0%

Operating expenses:
Labor	34,363	30.5%	31,842	31.9%
Equipment rent	13,866	12.3%	11,128	11.1%
Purchased services	8,848	7.9%	6,474	6.5%
Diesel fuel	12,697	11.3%	8,764	8.8%
Casualties and insurance	7,458	6.6%	6,414	6.4%
Materials	2,844	2.5%	2,200	2.2%
Joint facilities	3,097	2.8%	2,994	3.0%
Other expense	9,399	8.4%	7,139	7.1%
Net gain on sale of assets	(995)	-0.9%	(507)	-0.5%
Impairment of E&N Railway	0	0%	12,569	12.6%
Depreciation	7,696	6.8%	7,515	7.5%

Total operating expenses	99,273	88.2%	96,532	96.6%

Operating income	$13,255	11.8%	$3,436	3.4%

RAILAMERICA, INC. AND SUBSIDIARIES
Selected Financial Information
(amounts in thousands)
(unaudited)

	Nine Months September 30,
	2005	% of Rev.	2004	% of Rev.
Functional Classification

Operating revenue	$333,401	100.0%	$292,060	100.0%

Operating expenses:
Maintenance of way	43,550	13.1%	35,792	12.3%
Maintenance of equipment	12,436	3.7%	10,434	3.6%
Transportation	111,921	33.5%	86,138	29.5%
Equipment rental	38,354	11.5%	29,343	10.0%
SG&A	65,462	19.6%	68,623	23.5%
Net (gain) loss on sale of assets	(787)	-0.2%	(1,806)	-0.6%
Impairment of E&N Railway	0	0%	12,569	4.3%
Depreciation and amortization	22,536	6.8%	21,042	7.2%

Total operating expenses	293,472	88.0%	262,135	89.8%

Operating income	$39,929	12.0%	$29,925	10.2%

Natural Classification

Operating revenue	$333,401	100.0%	$292,060	100.0%

Operating expenses:
Labor	104,762	31.4%	101,643	34.8%
Equipment rent	40,573	12.2%	30,603	10.5%
Purchased services	24,826	7.4%	19,523	6.7%
Diesel fuel	37,351	11.2%	25,844	8.8%
Casualties and insurance	18,315	5.5%	15,287	5.2%
Materials	8,430	2.5%	6,592	2.3%
Joint facilities	9,478	2.8%	8,649	3.0%
Other expense	27,988	8.4%	22,189	7.6%
Net (gain) loss on sale of assets	(787)	-0.2%	(1,806)	-0.6%
Impairment of E&N Railway	0	0%	12,569	4.3%
Depreciation and amortization	22,536	6.8%	21,042	7.2%

Total operating expenses	293,472	88.0%	262,135	89.8%

Operating income	$39,929	12.0%	$29,925	10.2%

RAILAMERICA, INC. AND SUBSIDIARIES
Railroad Freight Revenue, Carloads And Average Revenue
Per Carload
Comparison by Commodity Group
(dollars in thousands, except average revenue per carload)
(unaudited)

	Three months ended			Three months ended
	September 30, 2005			September 30, 2004
			Average			Average
			Revenue			Revenue
	Freight		Per	Freight		Per
Commodity Group	Revenue	Carloads	Carload	Revenue	Carloads	Carload

Lumber & Forest Products	$15,735	34,873	$451	$14,129	34,152	$414
Coal	8,529	38,179	223	7,284	38,754	188
Chemicals	11,722	28,437	412	10,576	27,112	390
Paper Products	9,708	26,602	365	8,844	27,325	324
Agricultural and Farm Products	10,329	27,886	370	7,474	24,460	306
Metals	9,383	24,245	387	8,132	21,793	373
Metallic & Non-metallic Ores	4,666	18,314	255	4,823	17,870	270
Food Products	7,007	20,964	334	6,985	20,493	341
Minerals	5,935	15,365	386	5,342	14,572	367
Petroleum Products	5,411	13,034	415	5,203	13,601	383
Autos	1,600	5,651	283	1,415	5,470	259
Bridge Traffic	6,092	46,496	131	6,187	49,054	126
Intermodal	920	8,220	112	989	9,587	103
Other	3,612	10,749	336	2,709	9,379	289

Totals	$100,648	319,015	$315	$90,093	313,622	$287

RAILAMERICA, INC. AND SUBSIDIARIES
Railroad Freight Revenue, Carloads And Average Revenue
Per Carload
Comparison by Commodity Group
(dollars in thousands, except average revenue per carload)
(unaudited)

	Nine months ended September 30,			Nine months ended September 30,
	2005			2004
			Average			Average
			Revenue			Revenue
	Freight		Per	Freight		Per
Commodity Group	Revenue	Carloads	Carload	Revenue	Carloads	Carload

Lumber & Forest Products	$46,732	104,343	$448	$40,426	98,667	$410
Chemicals	36,018	88,036	409	30,620	78,560	390
Agricultural & Farm Products	29,078	86,913	335	24,212	76,129	318
Paper Products	28,433	80,094	355	24,962	78,510	318
Metal	27,866	73,731	378	24,369	67,644	360
Coal	24,719	112,626	219	21,245	112,068	190
Food Products	21,582	65,246	331	18,894	56,414	335
Bridge Traffic	18,835	152,301	124	18,066	143,895	126
Petroleum Products	18,144	42,641	426	15,264	39,161	390
Minerals	16,930	44,351	382	14,512	40,044	362
Metallic/Non-metallic Ores	14,306	51,184	279	14,775	49,307	300
Other	9,583	30,300	316	7,222	26,602	271
Autos	4,674	18,341	255	5,055	21,308	237
Intermodal	2,883	25,856	112	2,771	26,350	105

Totals	$299,782	975,963	$307	$262,392	914,659	$287